Exhibit 2.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. [NTD: Above legend to be removed if holder is not in the United States or is a US Person]

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT. [NTD: This legend is to be applied to all warrants]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [n]. [NTD: This legend is to be applied only if four month resale restrictions apply.]

WARRANTS TO PURCHASE COMMON SHARES

OF

IM CANNABIS CORP.

Number of warrants represented by this certificate: [●]	Date: [●], 2023
Certificate number: [●]
This certifies that, for value received, [HOLDER NAME], [Holder Address] (the “Holder”) is the registered holder of these common share purchase warrants (the “Warrants”). Each Warrant entitles the Holder to purchase from IM CANNABIS CORP. (the “Company”), before 5:00 p.m. (Toronto time) on [DATE] (the “Expiry Time”), one (1) common share in the capital of the Company (a “Common Share”) at a price equal to the Exercise Price (as defined herein) per Common Share, subject to the terms and conditions set out in this warrant certificate (including the attached Schedules, the “Warrant Certificate”). The number of Common Shares which the Holder is entitled to acquire on exercise of the Warrants and the Exercise Price are subject to adjustment in accordance with this Warrant Certificate.

{This is the first page of a warrant certificate composed of pages (plus the Schedules).}

1.	Expiry Time: At the Expiry Time, all Warrants will expire and be null and void.

2.
Exercise Price: Each Warrant entitles to Holder to purchase from the Company one (1) Common Share at a price equal to $1.50 (the “Exercise Price”). The number of Common Shares which the Holder is entitled to acquire on exercise of the Warrants and the Exercise Price are subject to adjustment in accordance with this Warrant Certificate.

3.	Exercise Procedure:

3.1
Deliveries: Subject to Section 3.3 and Section 7.2, the Holder may exercise the Warrants before the Expiry Time, in whole or in part, by delivering to the Company during regular business hours at its principal office located at Kibbutz Glil Yam, Central District, Israel, 4690500 (the “Principal Office”), (or at any other address as the Company may notify the Holder in writing):

3.1.1
this Warrant Certificate, with a properly completed and signed subscription form substantially in the form attached as Schedule 3.1.1 (the “Subscription Form”) and any other documents contemplated in the Subscription Form; and

3.1.2
a certified cheque, bank draft or wire transfer payable to or to the order of the Company (or other form of payment acceptable to the Company) in the amount of the aggregate Exercise Price for the Common Shares being purchased.

The deliveries made by the Holder under this Section 3.1 will be deemed to be made only upon actual receipt by the Company.

3.2
Issuance: The Common Shares subscribed for under the Subscription Form will be issued in the name of the Holder (or as otherwise directed by the Holder and subject to compliance with the transfer procedures under Section 6) as fully paid and non-assessable shares in the capital of the Company effective as of a date that is no later than five business days after the date of receipt by the Company of the deliveries made by the Holder under Section 3.1.

3.3
Compliance with Laws: Any exercise of Warrants will be subject to compliance, to the reasonable satisfaction of the Company, with all applicable laws and the requirements of any stock exchange on which the Common Shares are listed at the time of exercise of the Warrants.

3.4
[Legends: If issued before May 17, 2023, any certificate representing the Common Shares issued on exercise of the Warrants, and any certificate issued in exchange for or in substitution of this Warrant Certificate, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [n]”.] [NTD: Section 3.4 only to be included if four month resale restrictions apply.]

4.
Partial Exercise: The Holder may exercise a number of Warrants that is less than the total number of Warrants evidenced by this Warrant Certificate. If there is a partial exercise under this Section 4, the Holder will be entitled to receive, without charge, a new warrant certificate evidencing the balance of the Warrants which have not yet been exercised.

5.
No Fractional Shares: Despite any adjustment provided for in Section 9, no fractional Common Shares will be issued on any exercise of Warrants and the number of Common Shares issuable on the exercise of Warrants will be rounded down to the nearest whole number. The Holder will not be entitled to any cash or other consideration in lieu of any fraction of a Common Share.

6.	Transfer of Warrants:

6.1
Transfer Procedure: The Warrants may not be transferred or assigned by the Holder except in accordance with Sections 6.2 and 7.3 and with the prior written consent of the Company, which consent shall not be unreasonably withheld. If the Holder intends to transfer any of the Warrants, it shall deliver to the Company during regular business hours at its Principal Office (or at any other address as the Company may notify the Holder in writing), this Warrant Certificate with a properly completed and signed transfer form in the form attached as Schedule 6.1 (the “Transfer Form”) and any other documents contemplated by the Transfer Form. Upon compliance with the foregoing conditions, the Company shall execute and deliver to the applicable transferee a new certificate representing the transferred Warrants, registered in the name of the transferee (or as the transferee may otherwise direct in writing). If fewer than the total number of Warrants evidenced by this Warrant Certificate are transferred, the Holder shall be entitled to receive, in the same manner, a new Warrant Certificate registered in its name evidencing the number of Warrants not so transferred. Prior to registration of any transfer of the Warrants, the Holder and the applicable transferee shall be required to provide the Company with any necessary information and documents, including certificates and statutory declarations, as may be requested by the Company to ensure compliance with any applicable securities laws.

6.2
Compliance with Laws: Any transfer of Warrants will be subject to compliance, to the reasonable satisfaction of the Company, with all applicable laws and the requirements of any stock exchange on which the Common Shares are listed at the time of exercise of the Warrants. The Company will not be responsible for the payment of any transfer or similar taxes (“Taxes”), and any transfer of Warrants will be subject to the Holder establishing, to the reasonable satisfaction of the Company, that all Taxes have been paid or that no Taxes are due.

7.	U.S. Laws:

7.1
No Registration: The Warrants and the Common Shares issuable on the exercise of the Warrants have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States, and the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any of the Warrants or the Common Shares issuable on the exercise of the Warrants. These Warrants may not be exercised by or on behalf of a U.S. Person or a person in the United States unless the Warrants and the Common Shares have been registered under the 1933 Act and applicable securities laws of any state of the United States or an exemption from such registration requirements is available. Certificates representing Common Shares issued in the United States or to U.S. Persons upon exercise of Warrants by persons in the United States will bear a legend restricting the transfer and exercise of such securities under applicable United States federal and state securities laws. “United States” and “U.S. Person” are as defined in Regulation S under the 1933 Act.

7.2	Restrictions on Exercise – U.S. Persons: The Warrants may only be exercised by a Holder who, at the time of exercise:

7.2.1
provides written certification that (i) the Holder is outside the United States and (ii) the Holder is not a U.S. Person (as defined in Regulation S under the 1933 Act, a “U.S. Person”), and (iii) the Holder is not exercising any of the Warrants on behalf of, or for the account or benefit of, a U.S. Person; or

7.2.2
provides a written opinion of U.S. counsel, in a form acceptable to the Company acting reasonably, that the Common Shares issuable on exercise of the Warrants are exempt from registration requirements under the 1933 Act and the securities laws of all applicable states of the United States.

7.3
Restrictions on Transfer:  This Warrant and the Common Shares issuable upon exercise of this Warrant have not been and will not be registered under the 1933 Act or under state securities laws of any state in the United States. Accordingly, this Warrant may not be transferred or exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and, if required by the Company, the Holder of this Warrant has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect, as applicable.  In addition, this Warrant and the Common Shares issuable upon exercise of this Warrant are subject to a 40 day “distribution compliance period” (as defined in Regulation S under the 1933 Act, the “Distribution Compliance Period”), and the Warrants or Common Shares may not be offered or sold, prior to the expiration of the Distribution Compliance Period, unless (A) in accordance with Rule 903 or 904 of Regulation S under the 1933 Act; (B) pursuant to an effective registration statement under the 1933 Act; or (C) pursuant to an available exemption from the registration requirements of the 1933 Act and upon delivery of an opinion of counsel of recognized standing reasonably satisfactory to the Company to such effect, if requested. Further, the Warrants may only be transferred to a transferee who, at the time of transfer, either:

7.3.1
provides written certification that (i) the transferee is outside the United States and (ii) the transferee is not a U.S. Person, and (iii) the transferee is not acquiring any of the Warrants on behalf of, or for the account or benefit of, a U.S. Person;

7.3.2
provides a written opinion of U.S. counsel, in a form acceptable to the Company acting reasonably, that the Warrants are exempt from registration requirements under the 1933 Act and the securities laws of all applicable states of the United States;

7.3.3
provides a written certification, as may be applicable by checking the appropriate box in the form of transfer attached hereto as Schedule 6.1, that it is offering, selling, pledging or otherwise transferring pursuant only to: (A) the Company; (B) a sale that is made outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations; (C) a sale that is made in accordance with the exemption from registration provided by Rule 144A under the 1933 Act, if available, to a person who the Holder reasonably believes is a “qualified institutional buyer” within the meaning of said Rule 144A that is purchasing for its own account or for the account of a qualified institutional buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, and in accordance with applicable state securities laws; (D) the sale is made pursuant to Rule 144 under the 1933 Act, if available, and in accordance with applicable state securities or “blue sky” laws; (E) the sale is made in a transaction (other than a transaction described in subparagraphs (A), (B), (C) or (D) above) that does not require registration under the 1933 Act or any applicable state securities or “blue sky” laws governing the offer and sale of such securities; or (F) the applicable securities are registered under the 1933 Act and any applicable state securities or “blue sky” laws governing the offer and sale of such securities; and, with respect to an offer, sale, pledge, transfer or other disposition made under subparagraph (C), (D), (E) or (F) above (and, if required by any transfer agent for the applicable securities, subparagraph (B) above) the Holder has, prior to such sale, furnished to the Company an opinion of counsel of recognized standing, which opinion shall be reasonably satisfactory in form and substance to the Company and shall confirm the compliance of such transaction with the registration requirements of the 1933 Act, applicable “blue sky” or state securities laws or exemption therefrom. No transfer of the Warrants represented by this Certificate shall be made if in the opinion of counsel to the Company such transfer would result in the violation of any applicable securities laws.

7.4	U.S. Legend:

7.4.1
If the Warrants are exercised under Section 7.2.2 or transferred under Section 7.3.2, any certificates evidencing the Common Shares or Warrants, as applicable, and any certificate issued in exchange for or in substitution of those certificates, will bear the following legend(s):

“THE SECURITIES REPRESENTED HEREBY [for Warrants, include: AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

For all Warrants issued in connection with a transfer, include:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

7.4.2	A legended certificate may be surrendered to the Company in exchange for a certificate which does not bear the legend specified in Section 7.4.1 if:

7.4.2.1
the Holder provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that the legend specified in Section 7.4.1 is not required; or

7.4.2.2
the Company is a “foreign issuer” (as defined in Regulation S under the 1933 Act) at the time of surrender, and the Holder delivers to the Company’s transfer agent (in the case of Common Shares) or to the Company (in the case of Warrants) a signed declaration, in substantially the form attached as Schedule 7.4.2.2 (or any other form that the Company may prescribe), to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act.

8.
Not a Shareholder: The holding of a Warrant will not constitute the Holder a shareholder of the Company or entitle the Holder to any right or interest as a shareholder of the Company, except as expressly provided in this Warrant Certificate.

9.	Adjustments: The adjustments in Sections 9.2 to 9.5 are subject to the rules set out in Section 9.6.

9.1	Definitions: In this Section 9, the following terms have the following meanings:

9.1.1	“Adjustment Period” means the period starting on the date of this Warrant Certificate and ending at the Expiry Time.

9.1.2	“Board” means the board of directors of the Company (or, if empowered, a committee of the board of directors of the Company).

9.1.3	“Convertible Security” means a security convertible into or exchangeable for a Common Share.

9.1.4
“Current Market Price” means at any date the volume weighted average price at which the Common Shares have been traded on the Canadian stock exchange on which the Common Shares are publicly listed for trading during the five (5) consecutive trading days ending on such date, and in the event the Common Shares are not so traded on any stock exchange, the “Current Market Price” thereof will be determined by the board of directors of the Company, acting reasonably and in good faith who will rely upon the advice of independent financial advisors.

9.1.5	“Exchange Rate” means the number of Common Shares which the Holder is entitled to purchase for each Warrant.

9.1.6	“Ordinary Course Dividends” means ordinary course dividends (payable in any form) declared payable on the Common Shares in any fiscal year of the Company.

Any Common Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any calculation under this Section 9.

9.2	Share Adjustment: If, during the Adjustment Period, the Company:

9.2.1	subdivides the Common Shares into a greater number of shares of the Company;

9.2.2	consolidates the Common Shares into a lesser number of shares of the Company; or

9.2.3
fixes a record date to issue (or issues) Common Shares or Convertible Securities to the holders of all or substantially all of the Common Shares by way of a stock dividend or other distribution on the Common Shares,

(the subdivision, consolidation or issuance, a “Share Adjustment”), then the Exercise Price will be adjusted, effective on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Share Adjustment and the effective date of the Share Adjustment (the “Share Adjustment Trigger Date”), by multiplying the Exercise Price in effect before the adjustment by a fraction:

9.2.4	with a numerator equal to the number of Common Shares outstanding before giving effect to the Share Adjustment; and

9.2.5
with a denominator equal to the number of Common Shares outstanding after giving effect to the Share Adjustment (and after giving effect to the conversion or exchange of any Convertible Securities distributed by way of stock dividend or other distribution, as if all of those Convertible Securities had been converted or exchanged on the Share Adjustment Trigger Date).

If an adjustment is made to the Exercise Price under this Section 9.2, then the Exchange Rate will be contemporaneously adjusted by multiplying the Exchange Rate in effect before the adjustment by a fraction:

9.2.6	with a numerator equal to the Exercise Price in effect immediately before the adjustment; and

9.2.7	with a denominator equal to the Exercise Price resulting from the adjustment.

9.3	Special Distribution: If, during the Adjustment Period, the Company fixes a record date for the distribution to the holders of all or substantially all of the Common Shares of:

9.3.1	shares of any class, whether of the Company or any other corporation;

9.3.2	rights, options or warrants;

9.3.3	evidences of indebtedness; or

9.3.4	other assets or property,

and if the distribution does not constitute a Share Adjustment or the payment of Ordinary Course Dividends (any non-excluded distribution, a “Special Distribution”, then the Exercise Price will be adjusted, effective on the record date for the Special Distribution (the “Special Distribution Trigger Date”), by multiplying the Exercise Price in effect before the adjustment by a fraction:

9.3.5	with a numerator equal to:

9.3.5.1	the number of Common Shares outstanding on the Special Distribution Trigger Date multiplied by the Current Market Price on the Special Distribution Trigger Date; less

9.3.5.2
the excess, if any, of the fair market value of the securities or other assets or property being distributed over the fair market value of any consideration received by the Company from the holders of Common Shares for the securities or other assets or property being distributed; and

9.3.6	with a denominator equal to the number of Common Shares outstanding on the Special Distribution Trigger Date multiplied by the Current Market Price on the Special Distribution Trigger Date.

The fair market values under this Section 9.3 will be conclusively determined by the Board.

9.4	Reorganization: If, during the Adjustment Period:

9.4.1	the Common Shares are reclassified or changed into other shares or there is any other reorganization involving the Common Shares (other than a Share Adjustment);

9.4.2	the Company is a party to any consolidation, amalgamation, merger or arrangement with any other person; or

9.4.3	all or substantially all of the undertakings or assets of the Company are transferred to another person,

(each event, a “Reorganization”), then the Holder will, after the effective date of the Reorganization and upon exercise of the Warrants, be entitled to receive, and will accept, in lieu of the number of Common Shares to which the Holder was entitled upon exercise of the Warrants before the Reorganization, the kind and amount of securities or other assets or property (including cash) which the Holder would have been entitled to receive as a result of the Reorganization if, on the effective date of the Reorganization, the Holder had been the registered holder of the number of Common Shares into which the Warrants were exercisable before the Reorganization.

9.5
Other Adjustments: If, during the Adjustment Period, the Company takes any action affecting the Common Shares, other than an action or event requiring an adjustment under Sections 9.2 to 9.4, which the Board determines would have a material effect on the rights of the Holder under this Warrant Certificate, then the terms of the Warrants will be adjusted in any manner and at any time as the Board (in its sole discretion) determines is equitable in the circumstances. If the Board fails to provide for an adjustment under this Section 9.5 before the effective date of the action affecting the Common Shares, that failure will be deemed to be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.

9.6	Rules:

9.6.1	Successive Calculations: The adjustments under this Section 9 will be made successively (without duplication) whenever a relevant event occurs.

9.6.2
Minimum Adjustments: No adjustment of the Exercise Price will be made unless it would result in a change in the Exercise Price of at least 1% of the Exercise Price originally established on the date of this Warrant Certificate (however any adjustments which by reason of this Section 9.6.2 are not required to be made will be carried forward and taken into account in any subsequent adjustment).

9.6.3
Participation by Holder: No adjustments under this Section 9 will be made to the extent that the Holder is entitled to participate in the relevant event on the same terms mutatis mutandis as if the Holder had exercised the Warrants before the relevant date.

9.6.4
Actions Not Taken: If the Company fixes a record date which (if it were not for this Section 9.6.4) would trigger an adjustment under Section 9, and the event in respect of which that record date is set is abandoned (or that record date is changed), then no adjustment under Section 9 will be required by reason of the setting of that (original) record date. If a calculation is made under Section 9 based on the assumed conversion or exchange of Convertible Securities or on the assumed exercise of rights, options or warrants, and any portion of the Convertible Securities are not actually converted or exchanged or any portion of the rights, options or warrants are not actually exercised within the time permitted, the calculation will be adjusted once the number of Common Shares actually issued on the conversion or exchange of the Convertible Securities and on the exercise of the rights, options and warrants is known. If a fair market value determination is made based on the assumed distribution of securities or other assets or property, and the distribution does not occur (or only occurs in part), the fair market value determination will be adjusted to reflect the distribution actually made.

9.6.5
Deferral of Issuance: If Section 9.6.4 may require a readjustment or a recalculation which could result in a lesser number of Common Shares being issued on exercise of the Warrants, the Company may defer issuing any Common Shares in excess of that lesser amount to the Holder upon the exercise of the Warrants, until the final Exercise Price and Exchange Rate are known. If the Company defers the issuance of Common Shares under this Section 9.6.5, the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right (subject to the occurrence of the event requiring the readjustment or recalculation) to receive the additional Common Shares and any distributions made on and after the date of deferral on the additional Common Shares.

9.6.6
Disputes: If any dispute arises with respect to the calculation of an adjustment under Section 9, the dispute will be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by another firm of independent chartered accountants selected by the Board. The Company will provide to the auditors or accountants access to all necessary records of the Company to make a determination under this Section 9.6.6 and that determination will be binding on the Company and the Holder.

9.6.7
Record Date: If the Company does not fix a record date for a Special Distribution by way of a resolution of the Board, the Company will be deemed to have fixed a record date on the record date determined under corporate law.

9.6.8	Exchange Approval: Any adjustments under this Section 9 may be subject to the prior approval of any stock exchange on which the Common Shares are listed at the time of such adjustment.

9.7
Condition Precedent: As a condition precedent to the taking of any action which would require an adjustment under this Section 9, the Company will take any corporate action which may, in the opinion of counsel to the Company, be necessary to ensure that the Company may validly and legally issue the securities, or may validly and legally distribute the property, of the Company which the Holder is entitled to receive on the full exercise of the Warrants.

9.8
Notice: Whenever the Exchange Rate and/or the Exercise Price will be adjusted pursuant to this Section 9, the Company will prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the revised Exchange Rate and/or Exercise Price after giving effect to such adjustment and will cause a copy of such certificate to be sent to the Holder of this Warrant Certificate.

9.9
Interpretation: As of the date of this Warrant Certificate, “Common Share” means a common share in the capital of the Company as constituted on the date of this Warrant Certificate. If the common shares are subsequently reorganized, reclassified, substituted or otherwise changed, the term “Common Share” will then be interpreted to reflect that change.

10.
Covenants: So long as any Warrants remain outstanding, the Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the purchase rights of the Holder under this Warrant Certificate.

11.
Representations and Warranties: The Company represents and warrants to the Holder that the Company has all requisite legal and corporate power and authority to issue the Warrants and the Common Shares issuable on the exercise of the Warrants, and this Warrant Certificate represents a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

12.
Lost Certificate: If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Company may issue a new certificate evidencing the unexercised Warrants, on any terms the Company may, in its discretion, acting reasonably, impose (which may include the delivery by the Holder of an indemnity or security).

13.
Exchange of Warrant Certificate: This Warrant Certificate may be exchanged for certificates in the name of the Holder evidencing, in the aggregate, the same number of unexercised Warrants evidenced by this Warrant Certificate.

14.	Registered Holder: The Company may treat the registered holder of the Warrants as the absolute owner of the Warrants for all purposes, despite any notice or knowledge to the contrary.

15.	Headings: The insertion of headings in this Warrant Certificate is for convenience of reference only and does not affect the construction or interpretation of this Warrant Certificate.

16.
Sections and Schedules: Unless otherwise specified, references in this Warrant Certificate to a Section or Schedule are to be construed as references to a Section or Schedule of or to this Warrant Certificate.

17.	Number and Gender: In this Warrant Certificate, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders.

18.	Including: Every use of the words “including” or “includes” in this Warrant Certificate is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

19.	Business Day: In this Warrant Certificate, “business day” means any day excluding a Saturday, Sunday or statutory holiday in the Province of Ontario.

20.	Time of Essence: Time is of the essence in all respects of this Warrant Certificate.

21.
Notices to Holder: Unless otherwise specified, any notice or communication required or permitted to be delivered by the Company to the Holder under this Warrant Certificate (a “Communication”) may be delivered personally at, or sent by facsimile, email, courier or mail to, the latest address of the Holder recorded on the books of the Company. A Communication delivered personally will be deemed to have been given or made and received on the date of delivery. A Communication delivered by facsimile or email will be deemed to have been given or made and received on the date of transmission (but if transmitted on a day which is not a business day or after 5:00 p.m. (local time of the recipient), the Communication will be deemed to have been given or made and received on the next business day). A Communication delivered by courier will be deemed to have been given or made and received on the next business day. A Communication delivered by mail will be deemed to have been given or made and received on the fifth business day after the Communication is posted.

22.
Severability: Each Section of this Warrant Certificate is distinct and severable, and if any Section of this Warrant Certificate, in whole or in part, is or becomes illegal, invalid, void, voidable or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that Section, in whole or in part, will not affect the legality, validity or enforceability of the remaining Sections of this Warrant Certificate, in whole or in part, or the legality, validity or enforceability of that Section, in whole or in part, in any other jurisdiction, in each case as long as the economic and legal substance of the transactions contemplated by this Warrant Certificate is not affected in any manner materially adverse to either the Company or the Holder.

23.
Governing Law and Venue: This Warrant Certificate is governed by, and is to be construed and interpreted in accordance with, the laws of the province of Ontario and the laws of Canada applicable in that province. The Holder and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the province of Ontario to determine all issues, whether at law or in equity, arising from this Warrant Certificate.

24.	Amendments: Except as expressly provided in this Warrant Certificate, the provisions of this Warrant Certificate may only be amended with the written consent of the Holder and the Company.

25.
Enurement: This Warrant Certificate enures to the benefit of and is binding upon the Holder and the Company and their respective heirs, executors, administrators, estate trustees, trustees, personal or legal representatives, successors and permitted assigns.

26.	Currency: Unless otherwise specified, all currency amounts in this Warrant Certificate are expressed in United States dollars.

27.
Language: IM Cannabis Corp. and the registered holder of the Warrants have expressly required that this Warrant Certificate, any Communication, and all other contracts and documents relating to this Warrant Certificate be drafted in the English language only. IM Cannabis Corp. et le porteur inscrit des bons de souscription ont expressément demandé que le présent certificat de bons de souscription, toute communication, au sens donné à l’article 21, et tous les autres contrats et documents relatifs à ce certificat de bons de souscription soient rédigés en anglais seulement.

28.
Signatures: This Warrant Certificate may be signed electronically or digitally (including DocuSign) and when delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.

SIGNATURE PAGE FOLLOWS

IM CANNABIS CORP. By: Authorized signatory

Schedule 3.1.1 to Warrant Certificate – Subscription Form

SCHEDULE 3.1.1
TO WARRANT CERTIFICATE

SUBSCRIPTION FORM

TO:	IM Cannabis Corp. (the “Company”)

Any capitalized term used in this Subscription Form that is not otherwise defined has the meaning set out in the warrant certificate of which this Subscription Form forms a part (the “Warrant Certificate”).

The registered holder of the Warrants (the “Holder”), by delivery of this Subscription Form, exercises the right to subscribe for _________________ Common Shares on the terms and conditions set out in the Warrant Certificate, for an aggregate Exercise Price of US$_______________ (US$______ per Common Share, subject to adjustment).

The Common Shares will not be registered or delivered to a United States address unless the undersigned has checked box 2 or box 3 below and satisfied the applicable requirements thereof. The undersigned (Please check ONE box) {check one}

□	1.	Hereby certifies that it (i) is not in the United States (as defined in Regulation S ("Regulation S") under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"); (ii) is not a U.S. Person as defined in Regulation S; (iii) is not exercising the warrants represented by the attached Warrant Certificate (the “Warrants”) on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (iv) did not acquire the Warrants in the United States or on behalf of or for the account or benefit of a U.S. Person or a person in the United States; (v) did not receive an offer to exercise the Warrants in the United States; and (vi) did not execute or deliver this Subscription Form in the United States, and has, in all other respects, complied with the terms of Regulation S in connection with the exercise of the Warrants;

□	2.	Hereby certifies that it is the original purchaser from the Company of the Warrants being exercised and at the time of such acquisition was a U.S. Person or was in the United States (or was acting on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States), and confirms, as of the date of hereof, each of the representations, warranties, certifications and agreements made by it in the Subscription Agreement pursuant to which it purchased the Warrants and any other document in connection with its acquisition of such Warrants, including, without limitation, its status as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act, as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Common Shares; OR

□	3.	the Holder is delivering a written opinion of U.S. counsel, in a form acceptable to the Company acting reasonably, that the Common Shares issuable on exercise of the Warrants are exempt from registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States;

The undersigned holder understands that unless Box 1 above is checked, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. “U.S. person” and “United States” are as defined under Regulation S under the U.S. Securities Act.

The Holder directs the Company to register the Common Shares as follows: {If any Common Shares are to be issued to a person other than the Holder, then the transfer procedures under the Warrant Certificate will apply, and the Holder must also deliver a transfer form, attached hereto as Schedule 6.1.}

Name:

Address:

The Holder directs the Company to deliver a certificate representing the Common Shares and, if applicable, a warrant certificate evidencing the balance of the Warrants not presently exercised, as follows: {check one}

□	1.	at the office where this Subscription Form is delivered; or

□             2.           to the address for registration set out above; or

□             3.           to the following address: _____________________________________________

DATED this ____ day of                           , 20___.

Name of Holder Signature of Holder (or authorized signatory on behalf of Holder) Name of authorized signatory, if applicable Official capacity or title of authorized signatory, if applicable

Instruction: If this Subscription Form is signed by a person in a representative capacity on behalf of the Holder, the Company may require the person to deliver documentation to establish the person’s authority and capacity to sign on behalf of the Holder and the Company may require the person’s signature to be guaranteed.

Schedule 6.1 to Warrant Certificate – Transfer Form

SCHEDULE 6.1
TO WARRANT CERTIFICATE

TRANSFER FORM

TO:	IM Cannabis Corp. (the “Company”)

Any capitalized term used in this Transfer Form that is not otherwise defined has the meaning set out in the warrant certificate of which this Transfer Form forms a part.

The registered holder of the Warrants (the “Holder”), for value received, transfers _________________ Warrants to the following person (the “Transferee”), and directs the Company to register those Warrants as follows:

Name of Transferee:

Address of Transferee:

If applicable, the Holder directs the Company to deliver a warrant certificate evidencing the balance of the Warrants not presently transferred, as follows: {Holder to check one, if applicable}

□	1.	at the office where this Transfer Form is delivered; or

□	2.	to the latest address of the Holder recorded on the books of the Company; or

□             3.            to the following address: _____________________________________________

In the case of a transfer within the United States to, or for the account or benefit of a U.S. Person or to a person in the United States, the certificates representing the Warrants will be endorsed with a U.S. restrictive legend.  Holders transferring to a U.S. Person or to a person in the United States are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with the transfer will be satisfactory in form and substance to the Company.

DATED this ____ day of                           , 20___.

Name of Holder Signature of Holder (or authorized signatory on behalf of Holder) Name of authorized signatory, if applicable Official capacity or title of authorized signatory, if applicable

TO BE COMPLETED BY TRANSFEREE

In the case of a warrant certificate that does not contain a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that either:

a)
the undersigned transferee (i) is not a “U.S. person” (as defined in Regulation S under the United States Securities Act of 1933, as amended, the “U.S. Securities Act”), (ii) at the time of transfer is not within the “United States” (as defined in Regulation S under the U.S. Securities Act), and (iii) is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any U.S. person or person within the United States, unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available; or

b)
if the proposed transfer is to, or for the account or benefit of, a U.S. person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A)	the transfer is being made only to the Company; or

☐	(B)
the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached hereto, or

☐	(C)
the transfer is being made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by (i) Rule 144 or (ii) Rule 144A thereunder, and in either case in accordance with applicable state securities laws; or.

☐	(D)
the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

In the case of a transfer in accordance with (C)(i) or (D) above, the Company shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company, to such effect.

DATED this ____ day of                           , 20___.

Name of Holder Signature of Holder (or authorized signatory on behalf of Holder) Name of authorized signatory, if applicable Official capacity or title of authorized signatory, if applicable

Instruction: If this Transfer Form is signed by a person in a representative capacity on behalf of the Holder or the Transferee, the Company may require the person to deliver documentation to establish the person’s authority and capacity to sign on behalf of the Holder or the Transferee. The Company may require signatures in this Transfer Form to be guaranteed.

Schedule 7.4.2.2 to Warrant Certificate – Form of Declaration for Removal of Legend

SCHEDULE 7.4.2.2
TO WARRANT CERTIFICATE

FORM OF DECLARATION FOR REMOVAL OF LEGEND

To:	Computershare Investor Services Inc.,
And To:	IM Cannabis Corp. (the “Company”)

The undersigned (A) acknowledges that the sale of                              [common shares/warrants] of the Company, represented by its Certificate No.                                 and to which this declaration relates,  has been made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), except any officer or director who is an affiliate solely by virtue of holding such position, (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

By:   ___________________________________________
Signature

______________________________________________
Name (please print)

______________________________________________
Date

AFFIRMATION BY SELLER’S BROKER-DEALER
(required for sales in accordance with Section (B)(2)(b) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to our sale, for such Seller’s account, of the _________________ [common shares/warrants], represented by certificate number ______________, of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of a designated offshore securities market, and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

______________________________________________
Name of Firm

By: ______________________________________________
Authorized officer

______________________________________________
Date: